Exhibit 10.38
TIFFANY & CO.
2017 DIRECTORS EQUITY COMPENSATION PLAN
Approved May 25, 2017

1.	General

1.1.
Purpose. The Tiffany & Co. 2017 Directors Equity Compensation Plan (the "Plan") has been established by Tiffany & Co., a Delaware corporation, (the "Company") to advance the interests of the Company by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to further link Participants' interests with those of the Company's stockholders through compensation that is based on the Company's Common Stock ("Stock"), thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company's stockholders' equity and the enhancement of long-term returns to the Company's stockholders.

1.2.
Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become "Participants" in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company.

1.3.
Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).

1.4.
Prior Plan. This Plan is intended to become effective on approval by the Company's stockholders, as provided for in Section 4.1 below. This Plan is intended to replace the Company's 2008 Directors Equity Compensation Plan (the "2008 Plan") and the 1998 Directors Option Plan (the "1998 Plan") approved by the Company's stockholders on May 15, 2008 and May 21, 1998, respectively (together, the "Prior Plans"). In accordance with the terms of the Prior Plans: (i) no Award may be granted or otherwise made under the 1998 Plan after May 21, 2008, or under the 2008 Plan after May 25, 2017, but (ii) the Prior Plans shall remain in effect as long as any awards under the Prior Plans are outstanding. Shares subject to the Prior Plans which are not subject to outstanding awards under the Prior Plans as of the Effective Date of this Plan (see subsection 4.1 of this Plan) and which have not been delivered to participants under the Prior Plans as of such Effective Date may not be awarded under the Prior Plans on or after such Effective Date and the Prior Plans shall be deemed amended accordingly on such Effective Date. Shares subject to the Prior Plans, as described in the preceding sentence, shall not be deemed transferred to this Plan.

2.	Options

2.1.
Definition. The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 shall be Non-Qualified Options. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

2.2.
Exercise Price. The per-share "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at or prior to the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted unless the Option is granted on a date on which the principal exchange on which the Stock is then listed or admitted to trading is closed for trading, in which case the "Pricing Date" shall be the most recent date on which such exchange was open for trading prior to such grant date. Except as provided in subsection 4.2(c), the Exercise Price of any Option may not be decreased after the grant of the Award. An Option may not be surrendered as consideration in exchange for cash or a new Award (including a new Option with a lower Exercise Price).

2.3.
Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option shall be exercisable after, and each Option shall become void no later than, the tenth (10th) anniversary of the date of the grant of such option.

2.4.	Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

(b)
If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (either by actual delivery of shares or attestation), or the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to pay the Exercise Price, in each case with such Shares valued at Fair Market Value as of the date of exercise. The Committee may refuse to accept payment in Shares if such payment would result in an accounting charge to the Company.

(c)
The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

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3.	Stock Awards

3.1.	Definition. A "Stock Award" is a grant of Shares or of a right to receive Shares.

3.2.	Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies, if any, as the Committee shall determine.

4.	Operation and Administration

4.1.
Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company's 2017 annual meeting, the Plan shall be effective as of the date of such approval (the "Effective Date") and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that no Award may be granted or otherwise made under the Plan on a date that is more than ten (10) years from the Effective Date.

4.2.	Shares Subject to Plan.

(a)
(i) Subject to the following provisions of this subsection 4.2, the maximum aggregate number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be One Million (1,000,000) Shares, provided that such maximum shall be reduced by one Share for each Share that is delivered pursuant to a Stock Award. Shares issued under the Plan may be authorized and unissued Shares or Shares reacquired by the Company.

(ii)    Any Shares granted under the Plan that are forfeited because of the failure to meet a Stock Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant's beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)    If the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the Company withholding Shares, the number of Shares issued on such exercise or Award without offset for the number of Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; if the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by the Company withholding Shares, the full number of Shares for which such Option was exercised or such Award was granted, without reduction for the number of Shares withheld, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)	The following additional limitation is imposed under the Plan: the total compensation (including without limitation non-equity compensation and the grant-date fair

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value of Options or Stock Awards, or any combination of Options and Stock Awards) that may be awarded to any one Participant in any single fiscal year of the Company in connection with his or her service as a member of the Board shall not exceed $750,000; provided, however, that this limitation shall not apply to a non-executive chairperson of the Board.

(c)
If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property, or a different number or kind of shares or securities, or if cash, property or Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options; (iv) the limit specified in subsection 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option or Stock Award shall be rounded up to the nearest whole Share.

4.3.	Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity and the Committee may impose such restrictions on any Shares acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

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(b)	Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.
Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, if agreed by the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments shall be in an amount sufficient to satisfy any federal, state or local tax withholding requirements as well as the amount of the cash payment otherwise required. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

4.5.
Reserved Rights. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the Plan does not limit the right of the Company to use available Shares, including authorized but un-issued Shares and treasury Shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity). The Committee may provide in the Award Agreement that the Shares to be issued upon exercise of an Option or receipt of a Stock Award shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, and forfeiture and repurchase provisions.

4.6.
Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee; provided, however, that no dividends or dividend payments shall be settled or paid prior to the date such Award vests or becomes payable according to its terms. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Stock equivalents.

4.7.
Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares in connection with the settlement of a Stock Award in accordance with Code Section 409A, with the deferral evidenced by use of "Stock Units" equal in number to the number of Shares whose delivery is so deferred. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or

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other settlement medium, to be distributed following such deferral may be increased by an interest factor or by dividend equivalents. Until such distribution, the number of Shares to be so distributed shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares within 60 days following the date the person to whom such deferred delivery must be made incurs a "separation from service" as defined in Treasury Regulation 1.409A-1(h).

4.8.
Transferability. Unless otherwise provided by the Committee, any Option granted under the Plan, and, until vested, any Stock Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution, and shall be exercisable by, or become vested in, during the Participant's lifetime, only the Participant.

4.9.
Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.
Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a Participant, the Committee may require the Participant to enter into an agreement with the Company (an "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercise of an Award, such as continued service as a director of the Company for a specified period of time. The Committee may waive such conditions to and/or accelerate exercisability or vesting of an Option or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.

4.11.	Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)
Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not confer upon any Participant any right to serve as a director of the Company, nor any right or claim to any benefit under the Plan,

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unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12.
Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13.
Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of such Board (including a committee of such Board) who are duly authorized to act for such Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

4.14.	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15.
Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.

5.	Committee

5.1.
Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board and/or a committee of the Board (either the Board or such committee the "Committee" hereunder) in accordance with this Section 5.

5.2.	Selection of Committee. If consisting of less than the full membership of the Board, the Committee shall be selected by the Board and shall consist of two or more members of the Board.

5.3.	Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or

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suspend Awards. In making such Award determinations, the Committee may take into account such factors as the Committee deems relevant.

(b)
The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(c)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Interpretations of the Plan by the Committee and decisions made by the Committee under the Plan are final and binding.

(e)
In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.4.
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5.
Information to be furnished to Committee. The Company shall furnish the Committee with such data and information as may be requested by the Committee to discharge its duties. The records of the Company as to an Eligible Individual's or a Participant's service as a director shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

6.	Amendment and Termination

6.1.	Board's Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.

6.2.
Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to Shares), the approval of the Company's stockholders shall be required for any amendment which: (i) increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitation contained in Section 4.2(b); (iii) decreases the Exercise Price of any Option below the minimum provided in subsection 2.2; (iv) modifies or eliminates the prohibitions stated in the final two sentences of subsection 2.2; or (v) increases the maximum

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term of any Option set forth in Section 2.3. Whenever the approval of the Company's stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.

6.3.
Consent of Affected Participants. No amendment to or termination of the Plan shall, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living or if the Award has been transferred pursuant to a right of transfer contained in an Award Agreement, the affected beneficiary or affected transferee, as the case may be), adversely affect the rights of any Participant, beneficiary or permitted transferee under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board.

7.	Defined Terms

For the purposes of the Plan, the terms listed below shall be defined as follows:

Award. The term "Award" shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Stock Awards.

Award Agreement. The term "Award Agreement" is defined in subsection 4.10.

Board. The term "Board" shall mean the Board of Directors of the Company.

Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.

Eligible Individual. The term "Eligible Individual" shall mean a Non-Employee Director. The term "Non-Employee Director" means a member of the Board who is not at the time of an Award also an employee of the Company or a Related Company.

Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

(i)
If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the simple arithmetic mean between the lowest and the highest reported sales prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value.

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(ii)
If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

(iii)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

Related Companies. The term "Related Company" means:

(i)
any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting stock of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);

(ii)
any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or

(iii)	any business venture in which the Company has a significant interest, as determined at the discretion of the Committee.

Shares. The term "Shares" shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.

8.	Other Provisions

8.1.
Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

8.2.
Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the

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Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

8.3.
Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

9.	Section 409A

The Plan is intended to comply with the requirements of Code Section 409A, to the extent such requirements are applicable, and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Code Section 409A, it shall be granted and paid in a manner intended to ensure that such Award complies with Code Section 409A. Any provision in the Plan or an Award Agreement that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of a Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent the Board believes in good faith that such action is necessary to conform the provisions of the Plan or an Award with Code Section 409A and the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Plan and/or Award shall adversely affect the rights of a Participant, subject to the limitations, if any, of applicable law; provided, however, such modification or amendment shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company without violating the provisions of Code Section 409A. Notwithstanding the foregoing, any tax liabilities arising under Code Section 409A will be solely the responsibility of the affected Participants, and in no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Code Section 409A.

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